Exhibit 10.40

CONFIDENTIAL

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

Dated November 1, 2010

SUPPLY AGREEMENT

BETWEEN

(1) Nisshin Pharma Inc. (“Supplier”)

AND

(2) Amarin Pharmaceuticals Ireland Ltd. (“Amarin”)

1	DEFINITIONS	3
2	DUTIES	4
3	ORDER, ACCEPTANCE AND DELIVERY	10
4	FORECASTS	13
5	PRICE AND MILESTONE PAYMENTS	13
6	TECHNICAL AGREEMENT	14
7	WARRANTIES	14
8	INDEMNITY	15
9	SHIPPING TERM / TITLE AND RISK	16
10	CONFIDENTIAL INFORMATION	16
11	FORCE MAJEUR	17
12	TERM	18
13	TERMINATION	18
14	CONSEQUENCES OF TERMINATION	19
15	ASSIGNMENT	20
16	TERMINATION OF PRESENT AGREEMENT	20
17	MISCELLANEOUS	20

CONFIDENTIAL

SUPPLY AGREEMENT

THIS AGREEMENT (hereinafter the “Agreement”) is made as of November 1, 2010 (hereinafter the “Commencement Date”)

BETWEEN:

Nisshin Pharma, Inc., whose head office is at 25, Kanda-Nishiki-cho 1-chome, Chiyoda-ku, Tokyo 101-8441 JAPAN (“Supplier”)

AND

Amarin Pharmaceuticals Ireland Ltd., whose head office is at First Floor, Block 3, The Oval, Shelbourne Road, Ballsbridge, Dublin 4, Ireland (“Amarin”) (Supplier and Amarin each a “Party,” collectively, the “Parties”)

WITNESSETH:

WHEREAS, Amarin is developing a pharmaceutical drug that incorporates the Drug Substance (hereinafter defined) for the treatment of cardiovascular diseases, including hypertriglyceridemia (hereinafter referred to as the “Product”).

WHEREAS, the Parties entered into that certain agreement on October 27, 1999 (the “1999 Agreement”) for the supply of Drug Substance in bulk style, from Supplier to Amarin, for the purposes of conducting clinical trials within the CNS (Central Nervous System) field, to provide the Drug Substance to Amarin to be used as the active pharmaceutical ingredient for the Product and for submission to regulatory bodies for approval. (The 1999 Agreement was originally made and entered into between Nisshin Flour Milling Co., Ltd. (currently Nisshin Seifun Group Inc.), a Japanese corporation, the parent company of Supplier, and Laxdale Limited, a Scottish company, now known as Amarin Neuroscience Limited due to the corporate take-over closed on October 8, 2004 by Amarin Corporation plc, and the duties and obligations under the 1999 Agreement were transferred by assignment to the Parties, by Nisshin Flour Milling Co., Ltd. to Supplier on July 2, 2001; and by Amarin Neuroscience Limited to Amarin on November 15, 2005.)

WHEREAS, upon Amarin’s request and after discussion, Supplier agreed to extend the 1999 Agreement for a further three years in 2005, which resulted in the execution of that certain agreement of November 15, 2005, under which the supply of the Drug Substance was extended until June 6, 2008, as well as Supplier agreed to cooperate with Amarin, including but not limited to, for dealing with FDA inspections.

WHEREAS, upon expiration of the extended period of supply, further discussions between the Parties occurred, and, as a result of such discussions, Supplier agreed to further cooperate with Amarin by continuing the current supply and providing assistance related to FDA inspections for a certain period of time, and on February 23, 2009 Supplier and Amarin executed that certain agreement which is a short-term supply agreement effective until March 31, 2012 (“Present Agreement”).

WHEREAS, Amarin decided to discontinue the development of the Product for Huntington’s Disease treatment and to focus on the development of cardiovascular and other diseases, including hypertriglyceridemia, in the Territory.

WHEREAS, the long-standing relationship between the Parties is highly valued and Amarin appreciates the historical commitment and quality of Supplier and its manufacturing capabilities.

WHEREAS, as a result of mutual discussions by the Working Group as stipulated in Clause 6 of the Present Agreement, the Parties are willing to agree to the terms and conditions for the long-term supply of the Drug Substance.

NOW, THEREFORE, THE PARTIES AGREE as follows:

1	DEFINITIONS

1.1	In this Agreement the following definitions shall apply, unless the context requires otherwise:

“Adverse Event” means any adverse event associated with the use of the Product in humans, whether or not considered drug-related, including but not limited to “adverse event” as defined in ICH guidelines.

“Affiliate” means a corporation or non-corporate business entity that, directly or indirectly, controls, is controlled by, or is under common control with the Person specified, for so long as such control continues. An entity will be regarded as in control of another entity if it owns (or otherwise has the right to vote), directly or indirectly, more than 50% of the voting securities or capital stock of such entity, or has other comparable ownership interest with respect to any entity other than a corporation.

“[***]” means [***].

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

“Certificate of Analysis” means a document identified as such and provided by Supplier to Amarin that (i) sets forth the analytical test results for a specified lot of Drug Substance shipped to Amarin or its designee hereunder and includes a certified quality control protocol, (ii) states that such Drug Substance is in conformance with the Specifications, and (iii) states that such Drug Substance is manufactured in accordance with the Specifications, Legal Requirements, cGMPs, and all other regulatory documents.

“cGMP” means current Good Manufacturing Practice as defined in (i) the FFDCA (US Federal Food, Drug and Cosmetic Act of 1934, and the regulations promulgated thereunder, as may be amended from time to time), (ii) the International Conference on Harmonisation Guidelines, ICHQ7A Good Manufacturing Practices for Active Pharmaceutical Ingredients, as may be amended from time to time, and (iii) EC Directive 2003/94/EC and associated EC Guide to Good Manufacturing Practice, as may be amended from time to time.

“Confidential Information” includes information related to the Product, the Specifications and the Drug Substance, as well as any other information of a technical, operational,

administrative, financial or business nature, know-how, trade secrets, intellectual property, inventions, data and any other proprietary information in any form, that is (a) disclosed (intentionally or unintentionally) by one Party to the other Party and (b) not publicly known. It does not include information which is in the public domain, information which was made public through no breach of this Agreement, information which is independently developed by a receiving Party without access to or use of the proprietary information of the disclosing Party, as evidenced by such receiving Party’s records, or information that became available to a receiving Party on a non-confidential basis, whether directly or indirectly, from a source other than the disclosing Party hereto, which source did not acquire this information on a confidential basis.

“Destination” means the place designated by Amarin to which the Drug Substance shall be transported from Japan.

“DMFs” mean US and EU Drug Master Files for the Drug Substance.

“Drug Substance” means ethyl eicosapentaenoate described as “[***]” in the applicable DMFs, as further described in Schedule Two.

“EBZ” means [***] ethyl EPA.

“EU” means the European Union.

“Facility” means the manufacturing site of Supplier at which the Drug Substance is manufactured located at [***], or such other facility as agreed in writing by the Parties.

“Fiscal Year” means each period beginning April 1 and ending the immediately following March 31.

“FDA” means the United States Food and Drug Administration or any other successor agency.

“Governmental Body” means any nation or government, any state, province, or other political subdivision thereof, any entity with legal authority to exercise executive, legislative, judicial, regulatory or administrative functions, including the Regulatory Agencies, located in the US, Japan, and, to the extent Drug Substance will be used in manufacturing, testing and release activities to be performed in the EU or upon Amarin’s submission of an application for Marketing Approval in the EU, in the EU.

“Legal Requirements” mean any and all local, municipal, state, provincial, federal and international laws, statutes, ordinances, rules, or regulations now or hereafter enacted or promulgated by any Governmental Body applicable to the development, approval, manufacture, sale, shipment or licensing of the Product, and the obligations of Supplier and Amarin, as the context requires, under this Agreement.

“Marketing Approval” means the [***] in jurisdictions other than [***] to market the Product for [***].

“Milestone Payments” means those payments to be made by Amarin to Supplier as specified in Schedule One.

“Minimum Purchase Requirements” means the minimum amount of Drug Substance that Amarin shall purchase from Supplier as specified in Schedule One.

“PAI” means a Pre-Approval Inspection conducted by a Regulatory Agency.

“Person” means any individual, partnership, company, unincorporated association or other entity.

“Prices” mean the prices of Drug Substance inclusive of all costs and expenses, including for Starting Materials. The Prices are specified in Schedule One.

“Regulatory Agency” means any agency whose approval is necessary to market the Product in the Territory, including the FDA.

“Specifications” means the specifications for the Drug Substance annexed in Schedule Three, as amended from time to time by agreement between the Parties in writing in accordance with Clause 2.10.

“Starting Materials” mean (i) all starting materials, components, work-in-process and other ingredients received from Third Party Suppliers, including EBZ supplied by [***], and used by Supplier to manufacture the Drug Substance, and (ii) all packaging materials received from Third Party Suppliers and used by Supplier in the manufacture, storage and shipment of the Drug Substance.

“Subcontractor” means any third person that is permitted by this Agreement to perform any of Supplier’s obligations under this Agreement on Supplier’s behalf.

“Technical Agreement” means the Technical Agreement between the Parties dated October 26, 2009, as may be amended from time to time.

“Territory” means the countries, excluding Japan, where Amarin has obtained, or has submitted applications to the competent Governmental Body to obtain, Marketing Approvals.

“Third Party Supplier” means any Person that provides to Supplier any Starting Materials for the Drug Substance produced under this Agreement.

“US” or “USA” means the United States of America.

2	DUTIES

2.1	During the term of this Agreement, Supplier shall manufacture at the Facility, and supply to Amarin quantities of Drug Substance ordered by Amarin from time to time in accordance with the terms and conditions of this Agreement.

2.2	For avoidance of doubt, Amarin may purchase Drug Substance from third Persons as long as Amarin purchases the Minimum Purchase Requirements from Supplier as specified in Schedule One. Upon [***] to [***] and consistent with the provisions in Schedule One, the Parties shall negotiate in good faith the volume of Amarin’s purchases of the Drug Substance for the period which begins [***] after [***].

2.3

Supplier shall ensure that the Drug Substance meets the Specifications. Except as to Supplier’s obligation to comply with Legal Requirements of Governmental Bodies in the US, Japan, and, to the extent Drug Substance will be used in manufacturing, testing and release activities to be performed in the EU or upon Amarin’s submission of an application for Marketing Approval in the EU, in the EU, if Amarin requires Supplier to comply with Legal Requirements of Governmental Bodies in any other countries, the Parties shall discuss in good faith the steps necessary for and the costs associated with ensuring that Supplier is able to comply with the Legal Requirements of Governmental Bodies in such country. If Supplier determines that it is not reasonably feasible for Supplier to observe and comply with the Legal Requirements in any specific country, the Parties shall consult in good faith as to how to proceed.

2.4	Supplier shall be responsible for procuring, inspecting and releasing adequate Starting Materials. Supplier will obtain Starting Materials with accompanying certificates of analysis from the Third Party Suppliers, and shall perform all testing of Starting Materials required by the applicable Specifications, cGMP, Legal Requirements, this Agreement and the Technical Agreement, unless otherwise approved in writing by Amarin. Supplier shall be responsible for qualifying Third Party Suppliers and periodically performing audits of [***], and shall provide the results of such audit in writing to Amarin as soon as practical after the audit’s completion. Supplier shall prepare or cause to be prepared by its Third Party Suppliers all certifications as to any Starting Materials required by cGMPs or Legal Requirements. Without limiting the foregoing, Supplier shall guarantee that all Starting Materials comply in all respects with cGMP and all other Legal Requirements.

2.5	Amarin shall purchase from Supplier, and Supplier shall supply to Amarin, the Minimum Purchase Requirements of the Drug Substance as specified in Schedule One.

2.6	Amarin shall make sure that all payments for these purchases are made on or before the due date.

2.7	Supplier shall provide reasonable assistance to Amarin for the purpose of Amarin’s import clearances in respect of the Drug Substance.

2.8	Initial Expansion, Technical Meeting, Etc.

2.8.1	As further detailed in Schedule Four, Supplier shall increase its manufacturing capability and qualify the Facility as expanded (the “Initial Expansion”) at its sole cost and expense. The actual costs and expense of completing the Initial Expansion shall be referred to herein as the “Expansion Costs.” In connection with the completion of the Initial Expansion, Supplier shall use its best efforts to perform the activities set forth on Schedule Five. Upon Amarin’s [***], the Parties will discuss in good faith additional expansion of the Facility in order to permit Supplier to supply up to [***] during a Fiscal Year as further described in Schedule One.

2.8.2	Unless otherwise mutually agreed in writing, [***] to [***], the Parties shall meet or otherwise communicate to discuss at reasonable intervals the forecasts delivered by Amarin pursuant to this Agreement and other matters relevant to the supply of Drug Substance hereunder. Supplier shall accommodate technical meetings as reasonably requested by Amarin. In addition, at Amarin’s reasonable request and to the extent that Supplier, in its reasonable discretion, determines it is necessary or useful, Supplier shall prepare and provide to Amarin written product reviews documenting such matters at least annually.

2.8.3	Subject to Supplier’s written consent (such consent not to be unreasonably withheld or delayed), Amarin shall be allowed to have, at its cost, an employee of Amarin present at the Facility for the purpose of observing, reporting on, and consulting as to the manufacture of the Drug Substance and the progress of the Initial Expansion and any additional expansion. Supplier will reasonably cooperate in enabling such employee of Amarin to carry out his or her activities. Amarin acknowledges that certain portions of the Facility will not be accessible at times due to the confidential requirements of Supplier’s other customers.

2.9	Regulatory

2.9.1	Save as otherwise agreed in writing with Amarin, Supplier shall maintain the DMFs in effect as of the date hereof. In the event Amarin notifies Supplier in writing that Amarin no longer intends to pursue Marketing Approval in the EU, Supplier shall have no further obligation to maintain the EU DMF.

Supplier hereby grants to Amarin the right to reference the DMFs and any other filings held in Supplier’s name in any relevant Regulatory Agency application or other documentation, including in the NDA for the Product (and its foreign equivalents in other jurisdiction within the Territory), to the extent such reference is necessary or useful to enable Amarin to file regulatory applications and to maintain any Marketing Approval or other regulatory approval. Supplier shall permit Amarin to review the non-confidential part of the DMFs; provided, however, that Supplier shall be entitled to redact proprietary information it reasonably determines is irrelevant to the purposes of Marketing Approvals for the Product (or maintenance of the Marketing Approvals for the Product). Supplier may, for purposes of complying with the immediately preceding sentence, permit a third Person reasonably acceptable to the Parties access to the DMFs instead of Amarin. Under those circumstances, the third Person would only be permitted to report information to Amarin that are relevant to the Marketing Approvals for the Product (and maintenance of the Marketing Approvals for the Product).

2.9.2	Supplier shall implement and perform operating procedures and controls for sampling and other testing of Starting Materials and Drug Substance, including stability testing for EBZ and the Drug Substance, and for validation, documentation and release of the Drug Substance and such other quality assurance and quality control procedures as required by the Specifications, cGMPs, Legal Requirements, this Agreement and the Technical Agreement. Without limiting the foregoing, Supplier shall maintain such Drug Substance in accordance with ICH Q7 guidelines. Without limiting the foregoing, upon at least [***] prior written request by Amarin, Supplier shall deliver Reference Standards to Amarin or third Persons designated by Amarin who perform testing of Drug Substance and Product on behalf of Amarin; provided, however, that Amarin shall bear the manufacturing cost of the Reference Standards supplied to Amarin or its third Person designees and that Amarin and such third Persons shall not use Reference Standards except for the testing and evaluation of Drug Substance purchased from Supplier and Product incorporating such Drug Substance purchased from Supplier.

2.9.3	Supplier shall provide to each Governmental Body documents and information requested by each Governmental Body related to Supplier’s and Amarin’s regulatory filings for the Product, and, at Amarin’s reasonable request, Supplier shall provide to Amarin copies of such documents and information requested by each Governmental Body to the extent directly related to Supplier’s and Amarin’s regulatory filings for the Product. Copies of non-confidential part of documents to be provided to any Governmental Body which are directly related to Supplier’s and Amarin’s regulatory filings for the Product shall be provided to Amarin in advance of delivery to such Governmental Body, if possible, or otherwise as soon as practicable thereafter. Notwithstanding the foregoing, Amarin acknowledges Supplier’s interest in protecting certain proprietary information in the DMFs. Supplier may, in its reasonable discretion, deliver such information requested by Amarin or such Governmental Body in support of Amarin’s regulatory filings directly to the applicable Governmental Body; provided, however, that Supplier shall permit a third Person consultant reasonably acceptable to both Parties to review such information to determine the adequacy of such information for the intended purposes.

2.9.4	If Supplier is notified that Drug Substance or the portion of the Facility will be subject to an inspection by any Governmental Body, Supplier will: (i) immediately advise Amarin by telephone, email and facsimile and provide all relevant information known to Supplier regarding such investigation; (ii) fully cooperate with and allow any such inspection to the extent required by Legal Requirements; (iii) direct all inquiries related to Drug Substance, any Marketing Approval or Amarin’s Confidential Information to Amarin; and (iv) promptly send Amarin a copy of any inspection report observations issued by any Governmental Body related to the manufacture, generation, processing, storage, transportation, distribution, treatment, disposal or other management of Drug Substance and Starting Materials as well as responses to any inspection reports prepared in accordance with this Clause 2.9.4. Notwithstanding the foregoing, Amarin acknowledges Supplier’s interest in protecting certain proprietary information in connection with intellectual properties of Supplier. A third Person consultant appointed by Amarin and reasonably accepted by Supplier may be present at any inspection involving the Drug Substance, subject to reasonable restrictions intended to protect third Person proprietary information and Supplier proprietary information not related to this Agreement.

2.9.5

During the Term of this Agreement and thereafter during any applicable records retention period(s) under Clause 2.9.9, a third Person consultant, appointed by Amarin and accepted by Supplier (such acceptance not to be unreasonably withheld or delayed) (“Audit Representative”) shall have the right, at Amarin’s expense, to audit those portions of the Facility (or the facility of [***] or a Subcontractor, as the case may be) used in, and all documents and records related to, the manufacture, generation, storage, testing, treatment, holding, transportation, distribution or other handling or receiving of the Drug Substance and Starting Materials. This right to audit includes the right to conduct a mock PAI as long as Amarin appoints [***] as the Audit Representative. Audit Representative shall have the right, [***], to audit all inventory of Drug Substance and Starting Materials contained at the Facility (or the facility of [***] or a Subcontractor, as the case may be). Supplier agrees to cooperate and assist Audit Representative (and to require [***] and Subcontractors to cooperate and assist Audit Representative) in connection with any audits pursuant to this Clause 2.9.5. Audits under this Clause 2.9.5 shall occur during business hours and shall be scheduled by Audit Representative at least [***] in advance; provided, however, that in the event of any proposed or actual inspection by the FDA or other Governmental Body or emergency involving any Drug Substance or Starting Materials, Audit Representative shall have the right at any time, upon written notice to Supplier of [***], to conduct an audit of those affected portions of the Facility (or the facility of [***] or a Subcontractor, as the case may be) used in the manufacture, generation, storage, testing, treatment, holding, transportation, distribution or other handling or receiving of Drug Substance and Starting Materials. Supplier shall use commercially reasonable efforts to ensure that Audit Representative have access to [***] and Subcontractor’s facilities in the manner set forth in this Clause 2.9.5. Notwithstanding the foregoing, Amarin acknowledges Supplier’s interest in arranging practicable schedule for audit. Supplier shall respond in writing to any written observations made by an Audit Representative within [***] of its receipt of the observation; provided, however, that if Amarin reasonably determines and identifies an observatory as “critical,” Supplier shall provide its written response with [***] of its receipt of the observation. Supplier shall promptly take, at its expense, all remedial action necessary to correct the observation to insure compliance with this Agreement.

2.9.6	Any and all complaints of which Supplier becomes aware relating to the Drug Substance or Product shall promptly be forwarded to Amarin. Amarin shall promptly inform Supplier of any and all complaints that Amarin receives which implicate Supplier’s manufacturing or other processes at the Facility. Notification shall be given by telephone, with a facsimile and email confirmation immediately following.

2.9.7	Supplier shall notify Amarin, as soon as possible, but no later than [***] following its receipt, of information concerning a possible Adverse Event. Notification shall be given by telephone, with a facsimile and email confirmation immediately following. To the extent an Adverse Event of which Amarin becomes aware implicates Supplier’s manufacturing or other processes at the Facility, Amarin shall inform Supplier of such Adverse Event and shall disclose to Supplier any information Amarin has regarding that Adverse Event which implicates Supplier’s manufacturing or other processes at the Facility. Notification shall be given by telephone, with a facsimile and email confirmation immediately following. Supplier shall provide to Amarin all the information Supplier has available concerning the Adverse Event and shall cooperate fully with any investigation conducted or directed by Amarin.

2.9.8

In the event Amarin shall be required (or shall voluntarily decide) to initiate a recall, withdrawal or field correction of, or field alert report or comparable report with respect to, the Product (collectively referred to herein as a

“Recall”), Supplier shall fully cooperate with Amarin to implement the same if such Recall is related to the Drug Substance or Starting Materials. In the event Supplier becomes aware of information that may warrant Amarin taking any action with respect to any Product, Supplier shall immediately provide Amarin such information. The Parties shall cooperate with each other in determining the necessity and nature of such action. For avoidance of doubt, Amarin shall have the sole authority whether to initiate and all other decisions related to the implementation of any Recall. With respect to any Recall, Amarin shall make all contacts with the applicable Governmental Body and shall be responsible for coordinating all of the necessary activities in connection with any such Recall. Amarin or its designee shall make all statements to the media, including press releases and interviews for publication or broadcast; provided, however, that Amarin shall consider in good faith (but shall be under no obligation to incorporate) comments made by Supplier with respect to such statements. Supplier agrees to make no statement to the media, unless otherwise required by a Legal Requirement and in any such event, Supplier shall collaborate with Amarin on the content of any such statement. If a Recall is initiated because of Defective Drug Substance, or due to the negligence or wilful misconduct of Supplier, or its employees, agents or contractors, or breach of this Agreement by Supplier, then, in addition to any other remedies available to Amarin, Supplier shall pay Amarin for (i) the Price paid for Drug Substance incorporated into such Product, (ii) the price paid by Amarin for the manufacture of Drug, (iii) any refund of the selling price of the Product to Amarin’s customers, provided, however, that Amarin shall be responsible to demonstrate that the Drug Substance was defective at the time of delivery and a Recall was intiated because of Defective Drug Substance. In no event shall Supplier be responsible for a Recall that is not related to Defective Drug Substance.

2.9.9	Each Party shall maintain, in accordance with and for the period required under the applicable Marketing Approval, cGMPs, and Legal Requirements, complete and adequate records pertaining to all activities in connection with, and Facility used for, the manufacture, generation, storage, testing, treatment, holding, transportation, distribution, or other handling or receiving of the Drug Substance and Starting Materials.

2.10	Specification Changes:

2.10.1	Neither Party may change the Specifications without the consent of the other Party, such consent not to be unreasonably withheld or delayed. If either Party wishes to change the Specifications, the Parties shall discuss in good faith such changes and the potential implementation thereof, including the allocation of the costs of implementing a change to the Specifications and changes to the Price resulting from a change to the Specifications.

2.10.2

Notwithstanding anything in Clause 2.10.1 to the contrary, (i) Supplier or Amarin may require a change the Specifications to maintain compliance with Legal Requirements, to bring the Specifications into compliance with Legal Requirements or to accommodate the demands or requests of any

Governmental Body; and (ii) the Parties shall bear equally the expense of any of such changes.

2.11	Promptly after the Commencement Date, the Parties shall work together and cooperate in good faith to establish in writing the procedures to be followed in the event either Amarin or Supplier desires to change any aspect of the process by which the Drug Substance is manufactured, including but not limited to any change in the Specifications as described in Clause 2.10 above (the “Change Control Operating Procedures”). Any modification of the Change Control Operating Procedures shall be mutually agreed in writing by the Parties and such written procedures shall be deemed a part of the Technical Agreement.

3	ORDER, ACCEPTANCE AND DELIVERY

3.1	Amarin may, at any time, but no later than [***] before the specified date of shipment of the Drug Substance, issue to Supplier individual purchase orders (“Order”) for the Drug Substance to be delivered to Amarin. Each Order, upon acceptance by Supplier, shall constitute a definitive individual contract for the sale and delivery of Drug Substance. Supplier shall issue an acceptance or rejection of the Order within [***] from Supplier’s receipt of the Order. For the avoidance of doubt, unless Amarin receives from Supplier a notice of rejection of the Order within [***] from Supplier’s receipt of the Order, such Order shall be deemed accepted by Supplier. Notwithstanding the foregoing, Supplier is not entitled to reject an Order that is consistent with the binding portion of any forecast as set forth in Clause 4.2 unless the quantity of Drug Substance ordered by Amarin exceeds Supplier’s manufacturing capacity.

3.2	Supplier and Amarin shall perform its respective obligations under the individual contracts. Without limiting the generality of the foregoing, Supplier shall deliver Drug Substance on or before the delivery date specified in the applicable Order that is accepted by Supplier or deemed accepted by Supplier.

3.3	In the event Amarin determines there is a quantitative deficiency in any shipment with respect to the Drug Substance volumes indicated on the applicable Order(s), Amarin may: (i) pay only for actual quantities delivered; and (ii) require Supplier to rectify any such deficiency by shipping the appropriate quantities of Drug Substance to or as directed by Amarin, in which case Amarin shall be obligated to pay for any such additional quantities pursuant to the terms and conditions of this Agreement. Supplier shall use best efforts to rectify any such deficiency on a priority basis, and shall deliver such additional quantities of Drug Substance as soon as possible.

3.4	Prior to release of Drug Substance, Supplier shall test the Drug Substance in accordance with the testing procedures described in the (i) Specifications, (ii) cGMPs, and (iii) those procedures and in-plant quality control checks applicable to any products manufactured by Supplier. Upon request from Amarin, Supplier shall provide Amarin with a copy of the records pertaining to such testing, including a copy of the applicable deviation or other investigatory report, if any. Additionally, Supplier shall provide Amarin with a Certificate of Analysis for release of Drug Substance for each batch of Drug Substance. Amarin shall be under no obligation to accept any shipment of Drug Substance without the accompanying Certificate of Analysis.

3.5	Acceptance.

3.5.1	Amarin shall inspect the Drug Substance within [***] of receipt of the Drug Substance and may reject any Drug Substance that fails to meet the Specifications, has defects, is damaged in any way, or is otherwise not in compliance with the requirements of this Agreement (“Defective Drug Substance”) by providing written notice to Supplier within [***] of receipt of the Defective Drug Substance. Any Defective Drug Substance not rejected within [***] shall be deemed to have been accepted by Amarin (“Acceptance”). As part of Amarin’s inspection set forth in this Clause 3.5.1, Amarin shall be responsible to establish process of inspection that can be reasonably sufficient at least to detect that the Drug Substance fails to meet the Specifications.

3.5.2	For a period of [***] from Amarin’s receipt of the Drug Substance, Supplier shall also be responsible for latent defects in the Drug Substance which become apparent after Acceptance, provided that such defect shall be notified to Supplier in writing within [***] of discovery. Notwithstanding the foregoing, Amarin cannot claim against Supplier the defects of the Drug Substance that fails to meet the Specifications after expiration of a period of inspection for [***] set forth in Clause 3.5.1 unless Amarin establishes such defects could not have been reasonably detected by Amarin’s inspection.

3.5.3	Amarin shall not be required to pay for Defective Drug Substance that is properly rejected or when Acceptance is revoked pursuant to this Clause 3.5; provided, however, that if Amarin has paid for Defective Drug Substance, including Defective Drug Substance that was subject to a latent defect, Supplier shall, at Amarin’s option, provide a credit to Amarin for future purchases or reimburse Amarin for the Price paid to Supplier for such Defective Drug Substance. Supplier shall promptly supply replacement Drug Substance for the Defective Drug Substance and Amarin shall be obligated to pay Supplier for such replacement Drug Substance in accordance with the terms of this Agreement. Failure to make a timely claim in the manner and period set forth in Clauses 3.5.1 and 3.5.2, shall constitute and shall be deemed to be Acceptance of the delivery by Amarin and a waiver of any right by Amarin to reject Drug Substance or revoke its Acceptance prior to the Drug Substance being incorporated into the Product. For avoidance of doubt, Amarin shall have all remedies available to it with respect to expenses borne by Amarin regarding any Defective Drug Substance that has been incorporated into Products, including remedies pursuant to Clause 8 but excluding the right to reject Drug Substance or revoke its acceptance if Amarin fails to provide timely notice required under Clause 3.5.

3.6	Procedures for Rejected Drug Substance.

3.6.1	When Amarin claims against Supplier the defect of the Drug Substance in accordance with the manner and period set forth in Clause 3.5, Amarin shall be responsible to demonstrate by a preponderance of evidence the reason for Defective Drug Substance to Supplier.

3.6.2

If the Parties disagree as to whether Drug Substance is Defective Drug Substance, Supplier’s and Amarin’s respective designees shall confer to review samples and/or batch records, as appropriate. If the disagreement is not resolved within [***], then samples, batch records and other data relating to the quantity, batch or shipment (or part thereof) of Drug Substance in dispute shall promptly be submitted for testing and evaluation to an independent third Person (including a testing laboratory qualified to perform such testing using validated methods) approved in writing by the Parties. The findings of such independent third Person shall be binding on the Parties, absent manifest error. Neither Party shall unreasonably withhold or delay its approval of any independent third Person proposed for such purpose by the other Party, and both Parties shall facilitate such testing and evaluation by promptly providing appropriate samples, batch records and other data for such purpose.

3.6.3	The expenses for the testing and evaluation by the third Person shall initially be equally borne by each Party. If the Drug Substance in question is ultimately found by the independent third Person to be Defective Drug Substance due to a reason attributable to Supplier, the expenses borne by Amarin in connection with the testing and evaluation shall be reimbursed by Supplier. If the Drug Substance in question is ultimately found by the independent third Person to be conforming Drug Substance or to be Defective Drug Substance due to a reason attributable to Amarin, the expenses borne by Supplier in connection with the testing and evaluation shall be reimbursed by Amarin.

3.7	If either Party becomes aware or has a reasonable basis to believe that any quantity, batch or shipment (or part thereof) of Drug Substance supplied by Supplier may be Defective Drug Substance, such Party shall notify the other Party within [***] of becoming aware of such fact. In the event Drug Substance supplied by Supplier is reasonably expected to be Defective Drug Substance, the Parties shall immediately conduct an investigation in accordance with this Clause 3.7.

3.7.1	The Parties shall investigate all reports of Defective Drug Substance, Drug Substance complaints and Adverse Events with respect to Drug Substance supplied by Supplier. The Parties shall act promptly and shall cooperate fully in such investigations.

3.7.2	Any or all aspects of an investigation conducted under this Clause 3.7 with respect to Drug Substance supplied by Supplier shall be agreed by the Parties. Amarin shall advise Supplier from time to time throughout such investigation of Amarin’s intentions regarding such investigation.

3.7.3	Upon written request by Amarin, Supplier shall provide all reasonably requested testing, assistance and information to Amarin in connection with an investigation of any Defective Drug Substance, Drug Substance complaint or Adverse Event, including chemical/microbial analysis of complaint samples (if available), analysis of retained samples and review of batch documentation.

3.7.4

Supplier shall provide to Amarin (i) a preliminary written report of its determinations and conclusions from any such investigation, testing or other requested assistance related to such investigation as soon as reasonably practicable, but in no event later than [***] after the completion of such investigation, and (ii) preliminary samples (if available) of the affected Drug Substance. A final report regarding a Defective Drug Substance shall be submitted by Supplier as soon as reasonably practicable. Amarin shall provide to Supplier a written report of Amarin’s determinations and conclusions from any investigation, report, testing, or portions thereof, to the extent Amarin’s determination and conclusions implicate Supplier or Supplier’s manufacturing or other processes at the Facility. Each Party shall hold all communications related to such investigation, testing or other requested assistance in confidence, and those communications shall be subject to the terms of Clause 10 hereof.

3.7.5	If Amarin demonstrates that the Drug Substance was defective, Supplier shall reimburse Amarin for all costs and expenses incurred by Amarin in connection with an investigation of Defective Drug Substance, or a Drug Substance complaint or Adverse Event caused by Defective Drug Substance.

4	FORECASTS

4.1	Not later than [***] following the Commencement Date, Amarin shall provide Supplier with [***], nonbinding forecast of the quantity of Drug Substance Amarin projects it may purchase from Supplier beginning [***] prior to the anticipated commercial launch of the Product (the “Commercial Launch Forecast”). Amarin shall submit an updated Commercial Launch Forecast (which shall also be nonbinding) within [***] after submission [***] of the [***].

4.2	Not later than [***] after the [***] of the [***] for the Product, Amarin shall, taking into account the manufacturing capacity of Supplier, on a [***] basis, provide Supplier with a [***] forecast of the quantity Amarin intends to order during each [***] (each such forecast referred to herein as a “[***] Forecast”). The forecast amount for the first [***] of the [***] Forecast shall be binding on both Parties. The forecast amounts for the remaining [***] of each [***] Forecast, i.e., [***], shall be non-binding forecast amounts. Amarin has the right to vary the forecast amounts for [***] in the next subsequent [***] Forecast by [***]%, and for [***] in the next subsequent [***] Forecast by [***]%. Supplier shall not be obligated to supply Drug Substance in excess of the binding forecast amounts contained in the [***] Forecasts.

5	PRICE AND MILESTONE PAYMENTS

5.1	The Price and Milestone Payments shall be as set forth in Schedule One.

5.2	Supplier shall issue the invoice for the Drug Substance supplied in each shipment to Amarin within [***] from the date of each shipment. Amarin shall pay the invoice amount for the Drug Substance delivered to it in accordance with this Agreement into an account designated by Supplier within [***] from the date of receipt by Amarin of the invoice issued by Supplier.

5.3	In the event Amarin fails to pay the Price of any of its purchases by the due date provided in Clause 5.2 above, Supplier is entitled, at its own discretion, to suspend dispatching the Drug Substance or to withhold accepting Amarin’s Orders until Amarin makes full payment with interest from the due date to the date of payment calculated using an annual interest rate of [***]% per annum.

5.4	Amarin shall reimburse Supplier’s reasonable costs for preparing and maintaining the DMFs prior to Amarin’s receipt of relevant Marketing Approval in the US and EU.

5.5	Prior to Marketing Approval in the US, Amarin will reimburse to Supplier all reasonable costs specifically related to preparing for an inspection of the Facility by a Regulatory Agency and audit of the Facility by any consultant with regard to cGMP, including but not limited to interpreter’s fees for the inspection and audit.

6	TECHNICAL AGREEMENT

6.1	For the avoidance of doubt, notwithstanding any provisions herein to the contrary, the Technical Agreement shall be valid and effective on and after the Commencement Date. Within [***] after the Commencement Date, the Parties will review and update the Technical Agreement for purposes of making it consistent with the terms of this Agreement. Notwithstanding the foregoing, in the event of a conflict between any of the provisions of this Agreement and the Technical Agreement, the provisions of this Agreement shall govern.

7	WARRANTIES

7.1	Supplier hereby represents and warrants that any Drug Substance manufactured pursuant to this Agreement shall comply with the Specifications and all Legal Requirements of the US, Japan and, to the extent Drug Substance will be used in manufacturing, testing and release activities to be performed in the EU or upon Amarin’s submission of an application for Marketing Approval in the EU, of the EU, including cGMP.

7.2	Supplier represents and warrants that it shall maintain the Facility, the equipment used to manufacture the Drug Substance and any applicable contracts necessary to manufacture the Drug Substance in accordance with the Specifications, cGMPs, Legal Requirements of Japan, US and, to the extent Drug Substance will be used in manufacturing, testing and release activities to be performed in the EU or upon Amarin’s submission of an application for Marketing Approval in the EU, of the EU, the Technical Agreement and Supplier’s standard operating procedures.

7.3	Supplier represents and warrants that, to its knowledge, its performance of its obligations under this Agreement will not infringe upon, nor cause Amarin’s or its licensees’ use of the Drug Substance to infringe upon, the intellectual property rights of any third Person.

7.4	Supplier represents and warrants that it has not used, and will not use, in any capacity associated with or related to the manufacture of the Drug Substance, the services of any Persons who have been, or are in the process of being debarred under any Legal Requirements.

7.5	Supplier hereby represents and warrants that it has in place, and shall continue to have in place during the term of this Agreement, a legally binding written agreement with [***] for the supply of EBZ in sufficient quantities to permit Supplier to satisfy its obligations hereunder.

7.6	Amarin hereby represents and warrants that it has in place, and shall continue to have in place during the term of this Agreement, a legally binding written agreement with the third Persons that perform encapsulations of the Drug Substance on behalf of Amarin.

7.7	Amarin and Supplier hereby represent and warrant to each other, as of the date of this Agreement, as follows:

7.7.1	Each Party has the right to enter into this Agreement.

7.7.2	There are no agreements between either Amarin or Supplier and any third Person that conflict with this Agreement in the Territory.

7.8	THE WARRANTIES IN THIS CLAUSE 7 ARE THE SOLE AND EXCLUSIVE WARRANTIES PROVIDED BY THE PARTIES, AND THE PARTIES MAKE NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS CLAUSE 7. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NO IMPLIED WARRANTY OF MERCHANTABILITY, NO IMPLIED WARRANTY OF FITNESS FOR ANY PARTICULAR PURPOSE, AND NO IMPLIED WARRANTY ARISING BY USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE IS GIVEN OR MADE BY EITHER PARTY; IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY OR OBLIGATION WHATSOVER UNDER OR IN CONNECTION WITH ANY WARRANTY OTHER THAN THE WARRANTIES EXPRESSLY SET FORTH IN THIS CLAUSE 7.

7.9	Each Party shall promptly notify the other Party of any breach of warranties set forth in this Clause 7.

8	INDEMNITY

8.1	Supplier shall indemnify and hold Amarin harmless against any claims, costs (including reasonable legal costs, expenses), liabilities, losses, damages or expense, which result from third-party claims (collectively, “Losses”) suffered by Amarin to the extent arising out of or in connection with (i) a breach by Supplier of this Agreement, including the warranties provided in Clause 7, or (ii) the negligence or wilful misconduct of Supplier, its employees, agents or contractors; provided, however, that Amarin may not seek indemnification for Losses to the extent caused by Amarin’s improper handling of the Drug Substance or by its misrepresentation as to the Drug Substance or Products.

8.2	Notwithstanding the provisions of Clause 8.1, after incorporation of the Drug Substance into the Product, Amarin may seek indemnification for Losses suffered by Amarin against Supplier only if Losses were caused by defects of the Drug Substance existing at the time of delivery of the Drug Substance to Amarin. In case of the immediate forgoing sentence, Amarin shall be responsible to demonstrate by a preponderance of evidence that Losses were caused by defects of the Drug Substance existing at the time of delivery of the Drug Substance to Amarin.

8.3	Amarin shall indemnify and hold Supplier harmless against any Losses suffered by Supplier for personal injury (including death) and/or costs of medical treatment caused by the administration of the Product to humans, except to the extent that any of the foregoing result from (i) a breach by Supplier of this Agreement, including the warranties provided in Clause 7, or (ii) the negligence or wilful misconduct of Supplier, its employees, agents or contractors.

8.4

Amarin and Supplier shall maintain in full force and effect during the term of this Agreement and for a period of [***] after expiration or termination of this Agreement, worker’s compensation, property, general liability, and product liability insurance coverage in such amounts and with such scope of coverages as are adequate to cover each Party’s obligations under this Agreement and as are customary in the industry for companies of like size and activities and taking into account the nature of the Drug Substance or Product.

8.5	IN NO EVENT SHALL EITHER PARTY HERETO BE LIABLE TO THE OTHER PARTY UNDER ANY THEORY FOR INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES.

9	SHIPPING TERM / TITLE AND RISK

9.1	Supplier shall ship the Drug Substance FCA the Facility, as defined in Incoterms 2000.

9.2	Title and risk of loss to Drug Substance shall pass from Supplier to Amarin upon the delivery of the Drug Substance FCA the Facility.

9.3	Supplier will be responsible for organizing the transport by air and insurance arrangements for the delivery of the Drug Substance from the Facility to the Destination. Amarin will reimburse Supplier for the costs of the transport and insurance arrangements for the said delivery of the Drug Substance from the Facility to the Destination. Notwithstanding the foregoing, Supplier shall use the carrier nominated by Amarin from time to time, and, to the extent Amarin does not nominate a carrier, Supplier may select the carrier.

10	CONFIDENTIAL INFORMATION

10.1	The Parties shall keep Confidential Information strictly confidential and shall not disclose it to any third Person other than [***], Third Party Suppliers, [***] and [***]; provided, however, that the foregoing are bound by confidentiality, nondisclosure and non-use restrictions substantially similar to those set forth herein. Save as otherwise specifically provided herein, the Parties shall only disclose Confidential Information to those of its Affiliates and their respective employees, representatives and agents requiring knowledge thereof in connection with fulfilling that Party’s obligations under this Agreement and who are bound by confidentiality, nondisclosure and non-use restrictions substantially similar to those set forth herein.

10.2	The Parties further agree to inform all such Affiliates, employees, representatives and agents of the confidential nature of the Confidential Information and their duties hereunder and make reasonable measures to make Affiliates, employees, representatives and agent comply with the duties hereunder.

10.3	The Parties shall exercise the same standard of care as they would exercise in relation to its own Confidential Information (but in no event less than a reasonable standard of care) to protect and preserve the proprietary and confidential nature of the Confidential Information disclosed to it by the other party.

10.4

Notwithstanding the provisions of this Clause 10, if one of the Parties (“Receiving Party”) or any Person who received the Confidential Information in accordance with Clause 10.1 is required by any court of competent jurisdiction, any competent judicial, Governmental Body, or pursuant to any relevant law or regulation to disclose any of the Confidential Information of the other Party, the Receiving Party will make reasonable effort to provide the other Party with a notice so as to afford the other Party the opportunity, at the other Party’s expense, to pursue a protective order or other remedy and the Receiving Party shall reasonably cooperate with the other Party in such efforts to the extent practical and permitted under applicable Legal Requirements. In no event shall the Receiving Party be liable for any damages resulting from disclosure of the Confidential Information pursuant to this Clause. Disclosure of Confidential Information by a Receiving Party in accordance with this Clause shall not be a breach of this Agreement.

10.5	The Parties shall use the Confidential Information exclusively for performance of this Agreement and for no other purpose.

10.6	Upon termination or expiration of this Agreement, each Party shall promptly, upon request of the other Party, return all documents and any copies thereof containing Confidential Information belonging to, or disclosed by, such other Party; provided, however that a Party may retain one copy for archive purposes.

10.7	The Parties agree that the obligations of this Clause 10 are necessary and reasonable in order to protect the Parties’ respective businesses.

10.8	The Parties agree that any such violation or threatened violation may cause irreparable injury to a Party and that, in addition to any other remedies that may be available, each Party shall be entitled to seek injunctive relief against the threatened breach of the provisions of this Clause 10, or a continuation of any such breach by the other Party, specific performance and other such relief to redress such breach together with damages and reasonable counsel fees and expenses to enforce its rights hereunder.

10.9	No announcement or public statement concerning the existence, subject matter or any term of this Agreement shall be made by or on behalf of any Party without the prior written approval of the other Party. The terms of any such announcement shall be agreed in good faith by the Parties. Notwithstanding the foregoing, to the extent required by a Governmental Body, either Party hereto shall be permitted to file this Agreement as required by a Governmental Body or otherwise disclose the terms of this Agreement as required by any Legal Requirements without consent; provided, however, that the filing or disclosing Party shall redact the other Parties’ Confidential Information to the extent allowed by applicable Legal Requirements and shall consult with the other Party in advance of disclosure when practicable.

10.10	Amarin shall be entitled to disclose this Agreement and the information reported by a third Person under Clause 2.9.1 to a potential third party purchaser or commercialisation partner or current or future Amarin investor (collectively “Potential Partner”), provided that the Potential Partner has entered into a confidentiality agreement on terms substantially similar to the terms of this Clause 10. Prior to such disclosure, Amarin will provide advance written notification to Supplier of identity of such third Person with the relevant information of the third Person.

11	FORCE MAJEURE

11.1

If either Party is prevented or delayed in the performance of any of its obligations under this Agreement as a result of acts of God, war, fire, earthquake, or other natural disaster beyond the reasonable control of a Party that has not occurred as a result of its act, omission or negligence and which was not reasonably foreseeable (“Force Majeure

Event”), it shall notify the other Party, in writing, of the same as soon as practicable. The affected Party shall use its reasonable endeavours to remove or overcome such Force Majeure Event as quickly as possible and shall also use its reasonable endeavours to mitigate the impact of such Force Majeure Event of the other Party. Subject to Clause 11.3, if a Party shall have fully complied with its obligations under this Clause 11.1, it shall be excused from performance of its unfulfilled obligations under this Agreement from the date of such notice until such Force Majeure Event no longer pertains.

11.2	A Force Majeure Event will include any issue either Party has with its Subcontractors or suppliers of Starting Materials which were caused by one of the Force Majeure Events described in Clause 11.1.

11.3	If a Force Majeure Event prevents the performance by a Party of any obligations hereunder for a continuous period in excess of 12 weeks, the other Party shall be entitled to terminate this Agreement by written notice at any time after such 12 week period provided the relevant Force Majeure Event is continuing at the time such notice is given.

12	TERM

12.1	This Agreement shall be effective for ten (10) years from the Commencement Date, and may be renewed for successive three (3) year periods thereafter if the Parties can agree to the renewal of this Agreement at least six (6) months prior to the expiry date of the then-current term.

13	TERMINATION

13.1	This Agreement may be terminated by either Party by giving to the other Party a notice in writing if the other Party commits a material breach of the terms of this Agreement and (where such breach is capable of remedy) fails to remedy such breach within sixty (60) days of receiving a written notice from the terminating Party specifying the breach and requiring its remedy. Without limiting the generality of the foregoing, the following shall be deemed to be material breaches:

13.1.1	Supplier’s failure to complete the Initial Expansion on or before six (6) months after the date of NDA submission in the US shall be deemed to be a material breach by Supplier.

13.1.2	Supplier’s failure of a PAI which constitutes the primary cause for Amarin’s material delay or failure in obtaining a Marketing Approval shall be deemed to be a material breach by Supplier.

13.1.3	Supplier delivering Drug Substance after the scheduled delivery date or Defective Drug Substance more than two (2) times during any consecutive three (3) calendar month period shall be deemed to be a material breach by Supplier.

13.1.4	Amarin’s failure to make payment when due of any amounts that are not being disputed by Amarin in good faith two (2) times or more during any consecutive three (3) calendar month period shall be deemed to be a material breach by Amarin.

For avoidance of doubt, Supplier’s right to cure a material breach pursuant to this Clause 13.1 shall not apply with respect to the events set forth in Clauses 13.1.1 through 13.1.3 and Amarin’s right to cure a material breach pursuant to this Clause 13.1 shall not apply with respect to the events set forth in Clause 13.1.4.

13.2	This Agreement may be terminated by either Party immediately by giving a written notice to the other, if:

13.2.1	a petition is filed by or against the other Party for commencement of bankruptcy proceeding (hasantetsuzukikaishi), commencement of corporate reorganization proceeding (kaishakouseitetsuzukikaishi), commencement of civil rehabilitation proceeding (minjisaisei-tetsuzukikaishi), or any other insolvency proceeding, and, with respect to a petition filed against the other Party, such petition is not dismissed within thirty (30) days;

13.2.2	the other Party is subject to seizure (sashiosae), sequestration (karisashiosae), preservative attachment (hozensashiosae), commencement of public auction (keibai), or other compulsory execution (kyouseishikkou) or foreclosure (tanpoken jikkou) proceeding against material assets of the other Party; or

13.2.3	the other Party is unable to pay its debts in the normal course of business.

13.3	Notwithstanding the provisions of Clause 13.1, this Agreement may be terminated by Supplier by giving Amarin thirty (30) days notice in writing if Amarin fails to perform its duty as set forth in Clause 2.5, unless, within such 30 days, Amarin pays to Supplier the amount corresponding to the unfulfilled purchases according to the Minimum Purchase Requirements at the Price stated in Schedule One. Supplier shall deliver to Amarin the quantities of Drug Substance purchased pursuant to this Clause 13.3.

13.4	Provided Supplier completes the Initial Expansion on or before six (6) months after the date of NDA submission in the US this Agreement may be terminated by Supplier by giving Amarin notice in writing without Supplier incurring any liability or obligation whatsoever (i) if Marketing Approval for the Product has not been obtained by December 31, 2014, or (ii) if Amarin abandons the development of the Product for hypertriglyceridemia in the US; provided, however, that if Amarin asks Supplier to consent to extend the term for obtaining the Market Approval with rational basis and Supplier gives Amarin approval in writing, the term for obtaining the Market Approval may be extended.

14	CONSEQUENCES OF TERMINATION

14.1	In the event that this Agreement is terminated by Supplier pursuant to Clause 13.4, Amarin shall pay to Supplier an amount equal to the actual Expansion Costs incurred by Supplier not to exceed Five Million United States Dollars ($5,000,000), less the amount of profit received by Supplier as a result of purchases of Drug Substance by Amarin hereunder (the “Termination Fee”). Within [***] of such termination, Supplier shall deliver an invoice to Amarin for the Termination Fee and the invoice shall include detail with respect to the calculation of the Termination Fee, broken out into actual Expansion Costs and profit received. Amarin shall pay such invoice within [***] of receipt of the invoice. During such [***] period, Supplier shall make available to Amarin for inspection and audit all books and records kept by Supplier to verify the calculation of the Termination Fee.

14.2	Notwithstanding any provisions herein to the contrary, in the event that this Agreement is terminated early for any reason other than by Amarin pursuant to Clauses 13.1 or 13.2, Amarin shall purchase and take delivery of, and upon payment, Supplier shall deliver, all Drug Substance manufactured by Supplier according to the binding provision of the Monthly Forecasts and other Orders placed by Amarin at the Price stipulated herein.

14.3	The provisions of Clauses 2.9 (Regulatory), 3.5, 3.6, 3.7, 7 (Warranties), 8 (Indemnification), 10 (Confidential Information), 14 (Consequences of Termination) and 17 (Miscellaneous) shall survive the expiration or termination of this Agreement.

15	ASSIGNMENT

Neither Party may assign this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other Party which consent shall not be unreasonably withheld or delayed, provided, however, that:

15.1	Either Party may assign this Agreement, in whole or in part, without such consent to an Affiliate of the assigning Party; provided, that the assigning Party guarantees the performance of such Affiliate hereunder; and

15.2	Amarin may assign this Agreement, in whole, without such consent but with prior notice to Supplier, to the Potential Partner disclosed under this Agreement pursuant to Clause 10.10 who acquires, by merger, sale of assets or otherwise, all or substantially all of the business of Amarin in which the subject matter of this Agreement is included. For the avoidance of doubt, such Potential Partners that acquire Amarin shall be obligated to perform Amarin’s obligations under this Agreement. In case of assignment of this Agreement in accordance with this Clause 15.2, Amarin shall undertake that the Potential Partner shall have sufficient capability to perform Amarin’s obligations under this Agreement.

16	TERMINATION OF PRESENT AGREEMENT

16.1	Effective as of the Commencement Date, the Parties agree that the Present Agreement is terminated and replaced by this Agreement, and the Parties shall have no further obligations under the Present Agreement, including Amarin’s obligation to pay Milestone Payments pursuant to the Present Agreement.

17	MISCELLANEOUS

17.1	In addition to the other specific procedures for notification provided herein, all notices, demands, requests and other communications made hereunder shall be in writing and shall be given either by personal delivery, or by internationally recognized overnight courier (with charges prepaid) and shall be deemed to have been given or made: (i) if personally delivered, on the day of such delivery; or (ii) if sent by overnight courier, on the Business Day following the date deposited with such overnight courier service, in each case pending the designation of another address, addressed as follows;

If to Amarin:

Amarin Pharmaceuticals Ireland Ltd.

First Floor, Block 3, The Oval, Shelbourne Road

Ballsbridge, Dublin 4, Ireland

Attention: Chief Financial Officer

Amarin Pharma, Inc.

12 Roosevelt Avenue, 3rd Floor

Mystic, CT, 06355 United States of America

Attention: Chief Financial Officer

Facsimile: (860) 572-4940

With a copy (which shall not constitute notice) to:

Dan L. O’Korn

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

2500 Wachovia Capitol Center

P.O. Box 2611

Raleigh, North Carolina 27602-2611

Facsimile: (919) 821-6800

If to Supplier:

Nisshin Pharma, Inc.

25 Kanda-Nishiki-cho 1-chome, Chiyoda-ku

Tokyo 101-8441 JAPAN

Attention: Director of Business Development

Facsimile: (03)5282-6150

17.2	Unless the context otherwise requires, as used in this Agreement: (i) “or” is not exclusive; (ii) “including” and its variants mean “including, without limitation” and its variants; (iii) words defined in the singular have the parallel meaning in the plural and vice versa; (iv) words of one gender shall be construed to apply to each gender; (v) the terms “hereof”, “herein”, “hereby”, “hereto”, and derivative or similar words, refer to this entire Agreement, including the Schedules hereto; (vi) the terms “Clause” and “Schedule” refer to the specified Clause or Schedule of or to this Agreement; (vii) the headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement; (viii) any grammatical form or variant of a term defined in this Agreement shall be construed to have a meaning corresponding to the definition of the term set forth herein; (ix) a reference to any Person includes such Person’s successors and permitted assigns. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall not be required to be done or taken on such day but on the first succeeding Business Day thereafter.

17.3	The English language version of this Agreement will be controlling on the Parties. All information, documents, reports, notices, writings and communications to be provided by one Party to the other Party hereunder will be provided in the English language.

17.4	None of the remedies set forth in this Agreement are intended to be exclusive, and each Party shall have available to it all remedies available under law or in equity or in any other agreement between the Parties.

17.5	This Agreement may be executed in two counterparts and by facsimile or PDF, each of which shall be deemed an original and which together shall constitute one instrument.

The Parties shall thereafter exchange original signature pages if the Agreement is executed by facsimile or PDF delivery.

17.6	Any failure of a Party to comply with any obligation, covenant, agreement or condition herein contained may be expressly waived, in writing only, by the other Party hereto and such waiver shall be effective only in the specific instance and for the specific purpose for which made or given.

17.7	Supplier may utilize Subcontractors with appropriate expertise and experience in the performance of its obligations under this Agreement; provided that Amarin has first given its written approval in each instance prior to the use of Subcontractors by Supplier, and Amarin may, as a condition of such approval, require Subcontractors to agree to conditions consistent with those contained herein. Nothing in this Clause 17.7 shall relieve Supplier from any obligation under this Agreement.

17.8	Nothing in this Agreement shall constitute or be deemed to constitute the creation of a partnership, agency, or employer/employee relationship between the parties.

17.9	This Agreement, together with the Specifications and the Schedules attached hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter and supersedes any previous agreement between Supplier and Amarin in relation to the subject matter of this Agreement. This Agreement, the Specifications, and the Schedules attached hereto or any order may only be modified only by a written document signed on behalf of each of the parties. If there are any inconsistencies between the terms and conditions of this Agreement and the terms and conditions set forth in any quotation, order, acknowledgement or invoice, or if there are any terms and conditions additional to those contained herein, the terms and conditions of this Agreement shall prevail.

17.10	If any provision of this Agreement is held by any court or other competent authority to be invalid or unenforceable in whole or in part, it shall be deemed severed from this Agreement and the validity of the other provisions and the remainder of the provision in question shall not be affected.

17.11	This Agreement shall be governed by and construed in accordance with the laws of the State of New York, USA, without regard to principles of conflicts of law, provided, however, that United Nations Convention on Contracts for the International Sales of Goods (1980) shall not apply to this Agreement.

17.12	The Parties hereto shall submit to the exclusive jurisdiction of the state and federal courts located in New York, New York, USA with respect to any dispute arising from this Agreement brought by Supplier, and the Parties hereto shall submit to the exclusive jurisdiction of the Tokyo District Court of Japan with respect to any dispute arising from this Agreement brought by Amarin. Notwithstanding Supplier’s obligation to file an action arising from the Agreement in the state or federal courts located in New York, New York, USA, Supplier does not consent to jurisdiction in the USA under any other circumstance.

IN WITNESS HEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representative on and as of the date first written above.

NISSHIN PHARMA, INC.

By:	/s/ Toshinori Shiragami	Date:	November 1, 2010
Name:	Toshinori Shiragami
Title:	President

AMARIN PHARMACEUTICALS IRELAND LTD.

By:	/s/ John Thero	Date:	November 1, 2010
Name:	John Thero
Title:	Chief Financial Officer

SCHEDULE ONE

PRICES / MINIMUM PURCHASE REQUIREMENTS / MILESTONE PAYMENTS

PRICES

The Parties shall work in good faith to reach a target Price per kilogram of not more than [***] as further described below. Notwithstanding the foregoing, from the Commencement Date through [***], the Prices of the Drug Substance purchased from Supplier by Amarin during a Fiscal Year shall be as follows:

1.	[***] for the first [***] of Drug Substance purchased during a Fiscal Year.

2.	[***] for the quantity of Drug Substance purchased during a Fiscal Year in excess of [***] up to [***].

3.	[***] for the quantity of Drug Substance purchased during a Fiscal Year in excess of [***] up to [***].

4.	[***] for the quantity of Drug Substance purchased during a Fiscal Year in excess of [***].

Upon [***], the Parties shall negotiate in good faith the revised Price for the Drug Substance purchased from Supplier by Amarin and the volume of such purchases to apply for the period which begins [***]. Such Prices shall be determined in accordance with a mechanism that enables Supplier to obtain a reasonable manufacturing margin over costs for the supply of the Drug Substance to Amarin and taking into account the projected volume of purchases by Amarin. It is understood that a price target of not more than [***] shall be the reasonable aim of such price negotiations and that the [***] price is linked to a proposed [***] by Supplier to bring estimated total capacity to [***]. Both the [***] and [***] of Amarin’s purchases are non-binding and subject to good faith negotiations. In the event the Parties are not able to agree on revised Prices, the Prices set forth in No.1 through No.4 above in this Schedule One shall continue to apply during the term of this Agreement.

MINIMUM PURCHASE REQUIREMENTS

Amarin shall purchase the following minimum amounts of the Drug Substance in each of the items a-c below in accordance with the ordering procedures set forth in Clause 3 of the Agreement.

a)	In all Fiscal Years [***]: [***] each Fiscal Year

b)	Within [***] after [***]: [***]

c)	Within [***] after the [***]: [***]

Note that with respect to the [***] purchase requirement, if the [***] is submitted after [***] in a certain year, Amarin will be responsible for both the [***] order and [***] order in that year. For the avoidance of doubt, there shall be no Minimum Purchase Requirements other than as set forth in items a-c, above.

MILESTONE PAYMENTS

Amarin shall make the following non-refundable, one-time payments to Supplier upon satisfaction of the conditions set forth below:

a)	USD 500,000 upon the signing of this Agreement by both Parties; and

b)	USD 500,000 upon the first Marketing Approval of the NDA for the Product in the US.

For the avoidance of doubt, the Parties acknowledge that Amarin shall be required to pay each of the Milestone Payments only one time and provided that the related condition has been satisfied.

SCHEDULE TWO

THE DRUG SUBSTANCE

Drug Substance

Drug Substance means the [***] pharmaceutical drug substance which meets the Specifications set forth in the Schedule Three and manufactured by Supplier and

[***] means:

the compound which chemical name is

[***]

Company Code Name which is described in the US-DMF is

[***]

Common name is

Ethyl eicosapentaenoate

and

Chemical Abstracts Registry (CAS) Number is

[***]

SCHEDULE THREE

THE SPECIFICATIONS

Release Tests and Specifications for [***] *
Test	Specification
[***]	[***]
[***:] a. [***]	[***]
b. [***]	[***]
[***]: a. [***]	[***]
b. [***]	[***]
[***]:
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[*** = ***] [*** = ***] [*** = ***]	[*** = ***] [*** = ***] [*** = ***]

*	The above specification is included in the [***] which has submitted [***] to [***]. [***].

SCHEDULE FOUR

SUPPLIER MANUFACTURING CAPACITY

INITIAL EXPANSION PLAN

Supplier shall complete the Initial Expansion on or before [***] after [***]. Upon completion of the Initial Expansion, Supplier’s manufacturing capacity shall be increased such that Supplier is capable of manufacturing each Fiscal Year up to [***] running normal day shifts. The Initial Expansion shall include delivery of validated cGMP Drug Substance that meets the Specifications. As part of the Initial Expansion:

•	Supplier must qualify and validate Drug Substance from each new manufacturing line and perform stability on Drug Substance to adequately support the Marketing Approvals.

•	Supplier will comply with any new requirement with respect to any new manufacturing lines arising from Amarin’s interactions with Regulatory Agencies.

SCHEDULE FIVE

VALIDATION ACTIVITIES

Supplier shall, promptly after the Initial Expansion, complete the validation of the manufacturing process and analytical methods for the Drug Substance that is associated with the Initial Expansion at no additional cost to Amarin (the “Initial Expansion Validation”). Supplier shall develop a validation protocol as soon as practicable utilizing consultation services provided by [***] and shall be suitably reviewed by [***]. Supplier shall deliver to Amarin, before and after validation, samples manufactured in the facility established by the Initial Expansion with a summary report written by [***] as soon as Supplier completes the validation activities.

Amarin will be permitted to conduct reviews of the Facility in accordance with Clause 2.8.3

In conjunction with the Initial Expansion Validation, Supplier will produce appropriate numbers of process validation batches as required for Marketing Approval. The Initial Expansion Validation shall be deemed to be complete upon the manufacture of such validation batches that comply with the Specifications, the validation protocol and are otherwise in compliance with the terms of this Agreement. Provided that validation batches are otherwise in compliance with the terms of this Agreement, Amarin shall purchase such validation batches of Drug Substance.

Without limiting the foregoing, Supplier shall perform at no additional cost to Amarin on an on-going basis all validations and stability studies required by the applicable Marketing Approvals, the Specifications, cGMPs or Legal Requirements in connection with the regular course of manufacturing the Drug Substance for commercial supply.